Exhibit 10.4

HSBC BANK USA, NATIONAL ASSOCIATION

Attention: CMB Loan Service Team

95 Washington Street, Atrium 2SE

Buffalo, New York 14203

June 2, 2021

Graham Corporation

20 Florence Avenue

Batavia, New York 14020

Ladies and Gentlemen:

HSBC Bank USA, National Association (the “Bank”) is pleased to advise you that, subject to the terms and conditions set forth herein, it is prepared to extend to Graham Corporation, a Delaware corporation (the “Company”), an uncommitted discretionary demand line of credit up to an aggregate amount of $7,500,000.00 to be used solely for Performance Standby Letters of Credit (the “Facility”). This letter agreement amends and restates in its entirety that certain facility letter dated October 28, 2020, between the Company and Bank (the “Existing Line Letter”). Nothing in this letter agreement shall constitute a novation or a termination of the obligations or liabilities under the Existing Line Letter.

The Facility.

The Facility is subject to the provisions set forth herein and in the Standard Trade Terms (as may be amended, restated, supplemented or otherwise modified from time to time, the “STT”), which STT can be accessed, read and printed by Company at http://www.gbm.hsbc.com/gtrfstt or alternatively Company can request a copy of the STT from Company’s Relationship Manager at Bank. Any reference to the “Customer” in the STT shall mean Company. By signing this agreement, Company acknowledges receipt of a copy of the STT and confirms that it has read, understood and accepted such terms and conditions. To the extent that any terms of the STT (or any document replacing the STT) conflict with the provisions of this agreement then the terms of this agreement shall prevail. Notwithstanding anything herein or in the STT to the contrary, unless otherwise expressly provided for herein, Company’s obligations under this agreement with respect to all extensions of credit in respect of the Facility made by Bank shall be payable in the same currency as such extensions of credit. For the avoidance of doubt, Company shall convert payment to Bank into the same currency in which the extension of credit was made by Bank to Customer.

Additionally, each issuance of a letter of credit under the Facility shall be issued after Company executes Bank’s applicable standard form of application related to the Facility in form and substance acceptable to Bank (the “Application”) and shall be issued pursuant to such Application. Company shall pay the fees specified in the pricing schedule set forth in Schedules A attached hereto and as applicable, as specified therein, in immediately available funds, to Bank, together with Bank’s customary fees and charges specified therein.

Each letter of credit (“LC”) issued by Bank under the Facility shall have an expiry date acceptable to Bank, which shall generally be not later than twelve (12) months after such LC’s date of issuance and set forth in the applicable Application. At Company’s request, Bank may include in the LC an auto-extension (evergreen) provision for one or more automatic extensions of the LC’s expiry date, subject to Bank in its discretion stopping any future extensions by sending notice to the LC beneficiary (by the period of time specified in the LC) that Bank has elected not to extend such LC for any further period. If for any reason the Facility shall terminate or shall no longer be scheduled to renew on an annual basis, then not later than the earlier to occur of (i) termination of the Facility or (ii) 91 days prior the scheduled maturity or termination of the Facility (or such shorter period of time as Bank may agree to in writing), Company shall either (a) deliver to, and deposit with, Bank cash collateral in an aggregate amount not less than 105% of the maximum amount that may be drawn under any contingency under each then outstanding LC or (b) cause another bank or other financial institution acceptable to Bank (in its sole discretion) to issue to Bank one or more irrevocable LCs (in form and substance, and in an amount, acceptable to Bank in its sole discretion) to reimburse Bank for any drawings under each such LC. Any such cash collateral and deposits provided shall be held under Bank’s exclusive dominion and control (including the exclusive right of withdrawal) as collateral for the payment and performance of all LC Obligations (as defined below). Company hereby grants to Bank and agrees to maintain a first priority perfected security interest in all such cash, deposit accounts, balances therein, and all proceeds of any and all of the foregoing to secure the LC Obligations, free and clear of all other security interests, liens, charges, or other encumbrances. As used herein, “LC Obligations” means all present and future obligations of Company under or in respect of this agreement, the Applications, or the LCs, whether due or to become due, absolute or contingent, matured or unmatured, joint, several or independent, including interest accruing at the rate provided for in any agreement with Bank on or after the commencement of any bankruptcy or insolvency proceeding in respect of Company, whether or not such interest is allowed or allowable.

General Terms of the Facility.

Borrowings and any other extensions of credit and obligations under the Facility shall be secured by cash collateral maintained in a deposit account with the Bank, as more fully set forth in the security documentation referred to below.

The Facility is subject to annual renewal by Bank in its sole and absolute discretion on July 31” of each year (or if such day is not a business day, then on the next business day thereafter provided, however, THE CONTINUING AVAILABILITY AND THE AMOUNT OF THE FACILITY SHALL AT ALL TIMES BE AS DETERMINED BY BANK IN ITS SOLE AND ABSOLUTE DISCRETION. BANK MAY REDUCE THE AMOUNT AVAILABLE UNDER THE FACILITY AT ANY TIME WITHOUT NOTICE TO COMPANY. Either of Company or Bank may terminate all or any portion of the Facility at any time provided that upon Company’s termination all outstanding amounts shall be immediately due and payable under the Facility with cash or other collateral put in place for any Trade Facility as set forth above. In the event of termination by either party, Company’s obligations hereunder and under the STT, the Note and the other documentation entered into in connection with the Facility shall remain in full force and effect until all amounts outstanding under the Facility have been indefeasibly paid in full.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE NOTE OR ANY OTHER DOCUMENTS RELATING TO THE FACILITY, NEITHER THE ENUMERATION IN THIS AGREEMENT, THE NOTE OR IN SUCH OTHER DOCUMENTS OF SPECIFIC OBLIGATIONS OR COVENANTS TO BANK NOR ANY CONDITIONS TO THE AVAILABILITY OF THE FACILITY SHALL BE CONSTRUED TO QUALIFY, DEFINE OR OTHERWISE LIMIT (X) BANK’S RIGHT, POWER OR

ABILITY, AT ANY TIME, UNDER APPLICABLE LAW, TO MAKE DEMAND FOR PAYMENT OF THE ENTIRE OUTSTANDING PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE UNDER OR WITH RESPECT TO THE FACILITY OR (Y) BANK’S RIGHT NOT TO MAKE ANY EXTENSION OF CREDIT UNDER THE FACILITY. COMPANY AGREES THAT COMPANY’S BREACH OF, OR DEFAULT UNDER, ANY SUCH ENUMERATED OBLIGATIONS OR FAILURE TO SATISFY ANY CONDITIONS IS NOT THE ONLY BASIS FOR DEMAND TO BE MADE, AS COMPANY’S OBLIGATION TO MAKE PAYMENT SHALL AT ALL TIMES REMAIN A DEMAND OBLIGATION, OR FOR A REQUEST FOR AN EXTENSION OF CREDIT TO BE DENIED BY BANK_ NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER THIS AGREEMENT NOR ANY OTHER DOCUMENT OR LNSTRUMENT EXECUTED IN CONNECTION WITH THE FACILITY CREATES OR IMPLIES A COMMITMENT OR AN OBLIGATION BY BANK TO EXTEND CREDIT TO COMPANY AND COMPANY ACKNOWLEDGES THAT BANK HAS NO OBLIGATION TO EXTEND ANY CREDIT UNDER THE FACILITY.

So long as any obligations, liabilities or other amounts payable under, arising from, or with respect to the Facility and the related documents shall remain unpaid and the Facility has not been terminated, Company shall furnish to Bank each of the following:

i.    Annual audited financial statements of Company to be received within 120 days from fiscal year end;

ii.    Prompt written notice of any default by Company that shall have occurred beyond any applicable grace period under any other agreement between Company and Bank or any of Bank’s affiliates; and

iii.    Such other information, including interim financial statements, concerning Company’s business, affairs, or financial condition as Bank may request from time to time.

All payments of principal, interest, fees and expenses payable by Company under the Facility shall be made in U.S. dollars, in immediately available funds without set off, counterclaim or withholding at Bank’s office at Attention: CMB Loan Service Team, 95 Washington Street, Atrium 2SE, Buffalo, New York 14203 and may be charged to any account Company maintains with Bank.

The Facility is further subject to Bank’s receipt in form and substance satisfactory to Bank of the following, in each case, as applicable, duly executed and delivered on behalf of Company by an authorized person thereof:

i.	an executed copy of this agreement and the Note;

ii.	an executed copy of Bank’s standard form of pledge agreement;

iii.

certified copy of resolutions of Company’s board of directors (or equivalent governing body) authorizing Company’s execution, delivery and performance of this agreement, the Note and each of the other documents herein referred to or executed in connection with the Facility;

iv.	signature cards for Company’s authorized signatories;

v.	executed copy of the Application(s) related to the Facility and an executed copy of Bank’s standard form of Trade Finance Services Authorization related to the Facility; and

vi.	all other documents, instruments and other agreements or deliverables requested by Bank.

Unless expressly stated otherwise in this agreement, no amendment, modification or waiver of any provision of this agreement nor any consent to any departure by Bank therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Further, on the date hereof and on and as of the date any extension of credit is made under the Facility, Company makes the representations and warranties, and agrees to the provisions, set forth on Schedule B attached hereto. Each request for an extension of credit under the Facility shall be deemed to be a certification by Company both at the time of such request and at the time the related extension of credit is made that the representations and warranties contained on Schedule B are true and correct at each such time.

This agreement shall be governed by and construed in accordance with the laws of the State of New York. Please note that to the extent any of the terms or provisions of this agreement conflict with those contained in the Note or any of the other above-mentioned documents (other than the STT), the terms and provisions of such Note and of such other documents shall govern.

COMPANY AND BANK AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, THE NOTE OR ANY OTHER DOCUMENTS RELATING TO THE FACILITY MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK.

EACH OF COMPANY AND BANK HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT IN ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE OR ANY OTHER DOCUMENTS RELATING TO THE FACILITY. COMPANY ALSO HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY CLAIM OF LACHES OR SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR INDIRECT, CONSEQUENTIAL, PUNITIVE, INCIDENTAL, EXEMPLARY OR SPECIAL DAMAGES.

Bank hereby notifies Company that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. 107-56, 115 Stat. 272 (Oct. 26, 2001)) (the “USA Patriot Act”) and the requirements of 31 C.F.R. Sec. 1010.230 (the “Beneficial Ownership Regulation”), Bank is required to obtain, verify and record information that identifies Company, which information includes the name, address and beneficial ownership of Company and other information that will allow Bank to identify Company in accordance with the USA Patriot Act and the Beneficial Ownership Regulation, and Company agrees to provide such information and any applicable certifications from time to time to Bank.

This agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery by a party of its executed signature page of this agreement, by telecopy, electronic transmission (e.g., a “pdf’ file transmitted by e-mail) or other electronic means, shall be effective execution and delivery of this agreement by such party, the same as if an original manually executed counterpart were delivered by such party.

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If this agreement is acceptable to you, please sign and return this agreement and the other documents referred to above within two weeks from the date of this agreement.

Very truly yours,

HSBC Bank USA, National Association

By:	/s/ Joseph W. Burden

Name:	Joseph W. Burden
Title:	Vice President

AGREED TO AND ACCEPTED:

Graham Corporation

By:	/s/ Jeffrey Glajch

Name:	Jeffrey F. Glajch
Title:	Chief Financial Officer

SCHEDULE A

Facility Pricing*

    .

Performance Standby (Tenor of 1 year or less)	75 basis points per annum, if tenor is less than 24 months from the date of issuance through the maturity date, payable annually

80 basis points per annum, if tenor is 25 to 48 months from the date of issuance through the maturity date, payable annually

85 basis points per annum if tenor is over 48 months from the date of issuance through the maturity date, payable annually

Minimum commission of USD 500

Annual Facility Fee	$5,000.00

Default Interest	3% plus the Prime Rate

*	Please see Annex I to Schedule A, attached hereto, for other relevant fees.

Pricing is subject to change upon thirty (30) days’ prior written notice to Company.

Definitions:

“Financial Standby Letter of Credit” means a letter of credit or similar arrangement, issued, confirmed or paid, or in respect of which value is transferred (including acceptance of a draft), by Bank and/or an affiliate of Bank (or correspondent bank), for the account of one or more applicants, that represents an irrevocable obligation to a third-party beneficiary: (a) to repay money borrowed by, or advanced to, or for the account of, a second party (the account party); or (b) to make payment on behalf of the account party, in the event that the account party fails to fulfill its obligation to the beneficiary. The determination that a letter of credit or similar arrangement is a Financial Standby Letter of Credit shall be made by Bank in its sole and absolute discretion.

“Performance Standby Letter of Credit” means a letter of credit or similar arrangement, however named or described, other than a Financial Standby Letter of Credit, issued, confirmed or paid, or in respect of which value is transferred (including acceptance of a draft), by Bank and/or an affiliate of Bank (or correspondent bank), for the account of one or more applicants, that represents an irrevocable obligation to the beneficiary on the part of the issuer to make payment on account of any default by the account party in the performance of a non-financial or commercial obligation. The determination that a letter of credit or similar arrangement is a Performance Standby Letter of Credit shall be made by Bank in its sole and absolute discretion.

“Prime Rate” means the rate of interest publicly announced by Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans. In no event shall the interest rate under this agreement exceed the maximum rate authorized by applicable law. Any change in the interest rate resulting from a change in the Prime Rate shall be effective on the date of such change.

HSBC

SCHEDULE B

Representations and Warranties

Anti-money Laundering

Company represents and warrants that each of Company and its subsidiaries is in compliance, in all material respects, with all applicable anti-money laundering rules and regulations.

Sanctions

Company represents and warrants that none of Company, any of its subsidiaries, or any director, officer, employee, agent, or affiliate of Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Hong Kong Monetary Authority or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the target of Sanctions, including, currently, the Crimea region, Cuba, Iran, North Korea and Syria. Company will not, directly or indirectly, use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the target of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as underwriter, advisor, investor, or otherwise).

Anti-Bribery and Corruption

Company represents and warrants that none of Company, nor to the knowledge of Company, any director, officer, agent, employee, affiliate or other Person acting on behalf of Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, Company represents and warrants that Company and, to the knowledge of Company, its affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the Facility will be used, directly or indirectly, for any payments that could constitute a violation of any applicable anti-bribery law.

USA Patriot Act and Beneficial Ownership Regulation

Company represents and warrants that any information, documentation or certification provided by Company as required by the USA Patriot Act, the Beneficial Ownership Regulation or any other anti-money laundering rules and regulations is true and correct in all respects.